Exhibit 4.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

dated as of March 25, 2013

among

MCDERMOTT INTERNATIONAL, INC.

as the Borrower

and

THE LENDERS AND ISSUERS PARTY HERETO

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Administrative Agent, Collateral Agent, Joint Lead Arranger and Joint Bookrunner

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Bookrunners

and

BNP PARIBAS

as Syndication Agent

and

WELLS FARGO BANK, N.A.

and

BANK OF AMERICA, N.A.

and

DNB BANK ASA

and

BBVA COMPASS

as Co-Documentation Agents

AMENDMENT NO. 2 AND CONSENT

This AMENDMENT NO. 2 AND CONSENT (the “Amendment”) dated March 25, 2013 (the “Amendment No. 2 Effective Date”), is among MCDERMOTT INTERNATIONAL, INC., a Panamanian corporation (“Borrower”), the Lenders and Issuers listed on the signature pages hereto, the Guarantors party hereto, and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”). Reference is made to the Credit Agreement dated May 3, 2010, among the Borrower, the Administrative Agent, and the Lenders and Issuers party thereto, as amended by Amendment No. 1 and Consent dated as of August 19, 2011 (such Credit Agreement, as so amended, the “Credit Agreement”).

The parties hereto hereby agree as follows:

Section 1. Defined Terms; Other Definitional Provisions. As used in this Amendment, each of the terms defined herein shall have the meanings assigned to such terms herein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

Section 2. Amendments to Credit Agreement.

(a)	Section 1.1 of the Credit Agreement is hereby amended by:

(i) adding the following definitions in the appropriate alphabetical order:

“Amendment No. 2 Effective Date” means March 25, 2013.

“BMD” means Berlian McDermott Sdn. Bhd., a Malaysian corporation. As of the Amendment No. 2 Effective Date, the Borrower indirectly owned 25% of the Stock and Stock Equivalents of BMD and effectively controlled 100% of the management of BMD, and BMD constituted a Restricted Subsidiary of the Borrower due to the Borrower’s indirect control of the management of BMD.

“BMDL” means Berlian McDermott (L) Limited, a Malaysian corporation. As of the Amendment No. 2 Effective Date, BMD owned 100% of the Stock and Stock Equivalents of BMDL, and BMDL constituted a Restricted Subsidiary of the Borrower due to the Borrower’s indirect control of the management of BMD.

“DB 30” means the marine vessel McDermott Derrick Barge No. 30, which, as of the Amendment No. 2 Effective Date, was owned by Hydro Marine Services, Inc. and flagged in the Republic of Panama.

(ii) amending the definition of “Capital Expenditures” to add the following sentence to the end thereof:

Notwithstanding the foregoing, Capital Expenditures of BMD and its wholly-owed subsidiary BMDL shall be limited to the greater of (i) Borrower’s direct or indirect ownership percentage of the Stock and Stock Equivalents of BMD and (ii) Borrower’s direct or indirect percentage of control of the management of BMD.

(b)	Section 8.1 of the Credit Agreement is hereby amended by:

(i)	deleting “and” from the end of clause (n);

(ii)	replacing the period at the end of clause (o) with “; and”;

(iii)	adding the following new clause (p):

(p) Indebtedness arising from loans, advances or extensions of credit to BMD and/or BMDL that are permitted by Section 8.5(s) (Restricted Payments).

(c)	Section 8.2 of the Credit Agreement is hereby amended by:

(i)	deleting “and” from the end of clause (n);

(ii)	replacing the period at the end of clause (o) with “; and”;

(iii)	adding the following new clause (p):

(p) Liens on the assets of BMD and/or BMDL securing Indebtedness permitted by Section 8.1(p) (Indebtedness).

(d)	Section 8.4 of the Credit Agreement is hereby amended by:

(i)	amending clause (i) in its entirety as follows:

(i) in the case of the Asset Sale of one or more Mortgaged Properties or Mortgaged Vessels or Stock in a Mortgaged Vessel Owning Subsidiary or a Subsidiary which directly or indirectly owns a Mortgaged Vessel Owning Subsidiary, so long as (i) no Default or Event of Default is continuing or would result therefrom, (ii) the Asset Sale is for Fair Market Value, (iii) except to the extent that the Borrower or a Guarantor receives one or more marine vessels from another Person in trade or exchange for such assets so disposed of, at least 75% of the consideration for such Asset Sale consists of cash or Cash Equivalents received at closing of such Asset Sale; provided that this clause (iii) shall not apply to any Asset Sale of the Mortgaged Vessels named McDermott Derrick Barge No. 16 and DLB KP1 if the Borrower has provided the Administrative Agent with a summary of the terms of such Asset Sale at least 10 Business Days (or such shorter period of time permitted by the Administrative Agent in its sole discretion) before the date of such Asset Sale, (iv) any marine vessel received from another Person in trade or exchange for such assets so disposed of shall concurrently with its acquisition be added to the Collateral pursuant to arrangements substantially similar to those made with respect to the Mortgaged Vessels on the Effective Date; and (v) the Revolving Commitments shall be permanently reduced as set forth in Section 2.5(b) (Reduction and Termination of the Revolving Commitments) by an amount equal to 100% of the Net Cash Proceeds from such Asset Sale minus the amounts that are applied by the Borrower or the applicable Subsidiary within 12 months from the later of the date of such Asset Sale or the receipt of such Net Cash Proceeds to (A) acquire (1) one or more additional marine vessels, which vessel or vessels shall concurrently with their acquisition become Collateral pursuant to arrangements substantially similar to those made with respect to Mortgaged Vessels on the Effective Date or (2) other assets in an Eligible Line of Business, which assets shall concurrently with their acquisition become Collateral on terms reasonably satisfactory to the Administrative Agent or (B) make capital expenditures to improve or repair existing Mortgaged Vessels;

(ii)	deleting “and” from the end of clause (p);

(iii)	replacing the period at the end of clause (q) with “; and”;

(iv)	adding the following new clauses (r) and (s):

(r) any conveyance, transfer, contribution or other disposition of the DB 30 such that, after giving effect to such conveyance, transfer, contribution or other disposition, the DB 30 is owned by BMD, BMDL or a Restricted Subsidiary of the Borrower; and

(s) the conveyance, transfer, contribution, exchange or other disposition by McDermott Capital Malaysia Sdn. Bhd. of the promissory note issued by TH Heavy Engineering Berhad in exchange for Stock or Stock Equivalents of THHE Fabricators Sdn. Bhd.

(e)	Section 8.5 of the Credit Agreement is hereby amended by:

(i)	deleting the “and” from the end of clause (q);

(ii)	replacing the period at the end of clause (r) with “; and”;

(iii)	adding the following new clauses (s) and (t):

(s) Investments constituting loans, advances or extensions of credit by the Borrower and/or any of its Restricted Subsidiaries to BMD and/or BMDL in an aggregate outstanding principal amount not to exceed $100,000,000 at any time; and

(t) Investments resulting from any non-cash consideration received in an Asset Sale permitted by Section 8.4 (Sale of Assets).

Section 3. Consent. The Requisite Lenders party hereto hereby consent to the release and termination of the Collateral Agent’s lien on and security interest in the DB 30. The Collateral Agent shall, upon the reasonable request of the Borrower and at the sole cost and expense of the Borrower, execute and deliver such mortgage releases and other instruments, in each case in proper form for recording, as the Borrower shall reasonably request to evidence the release of the Collateral Agent’s lien on and security interest in the DB 30.

Section 4. Borrower Representations and Warranties. The Borrower represents and warrants that:

(a) both before and after giving effect to this Amendment and any Loan or Issuance on the Amendment No. 2 Effective Date, the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents that have no materiality or Material Adverse Effect qualification are true and correct in all material respects and the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents that have a materiality or Material Adverse Effect qualification are true and correct in all respects, in each case with the same effect as though made on and as of the Amendment No. 2 Effective Date or, to the extent such representations and warranties expressly relate to an earlier date, as of such earlier date;

(b) both before and after giving effect to this Amendment and any Loan or Issuance on the Amendment No. 2 Effective Date, no Default or Event of Default has occurred and is continuing;

(c) the execution, delivery and performance of this Amendment are within the corporate or other organizational power and authority of the Borrower and each Guarantor and have been duly authorized by appropriate organizational and governing action and proceedings;

(d) the execution and delivery by the Borrower and each Guarantor of this Amendment does not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of the Borrower or any such Guarantor or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the Borrower or any Guarantor, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this clause (d), individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Credit Agreement (as amended by this Amendment), result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any such Guarantor (other than any Liens created under any of the Loan Documents in favor of the Collateral Agent on behalf of the Secured Parties), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of the Borrower or any Guarantor except for such approvals or consents which have been obtained and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect;

(e) the person who is executing this Amendment on behalf of the Borrower and each Guarantor has the full power, authority and legal right to do so, and this Amendment has been duly executed by such person and delivered to the Administrative Agent; and

(f) this Amendment constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5. Conditions to Effectiveness. This Amendment shall become effective on the Amendment No. 2 Effective Date and enforceable against the Borrower, the Lenders, the Administrative Agent and the Issuers upon:

(a) receipt by the Administrative Agent of this Amendment executed by the Borrower, each Guarantor, the Administrative Agent and the Requisite Lenders;

(b) receipt by the Administrative Agent, for the account of each Lender that has returned an executed signature page hereto to the Administrative Agent on or prior to 5:00 p.m., New York time, on March 25, 2013 (the “Consent Deadline” and each such Lender, a “Consenting Lender”) a consent fee equal to 0.05% multiplied by the sum of each such Consenting Lender’s Revolving Commitment as of the Consent Deadline with respect to which a consent was delivered;

(c) payment by the Borrower of the reasonable fees and expenses of counsel to the Administrative Agent in connection with this Amendment and the Loan Documents, to the extent that the Borrower receives invoices therefor at least one Business Day prior to the Amendment No. 2 Effective Date; and

(d) receipt by the Administrative Agent of such other approvals or documents as the Administrative Agent may reasonably request.

Section 6. Reaffirmation of Credit Support.

(a) Each of the Borrower and each Guarantor (collectively, the “Credit Support Parties”) has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Credit Support Party under, and the Liens granted by such Credit Support Party as collateral security for the Indebtedness, obligations and liabilities evidenced by the Credit Agreement and the other Loan Documents pursuant to, each of the Loan Documents to which such Credit Support Party is a party shall not be impaired and each of the Loan Documents to which such Credit Support Party is a party is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects (except to the extent that any such Liens are terminated as expressly contemplated in Section 3 of this Amendment).

(b) Each Credit Support Party (other than the Borrower) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 7. Acknowledgments and Agreements.

(a) The Borrower acknowledges that on and as of the Amendment No. 2 Effective Date all Obligations are payable without defense, offset, counterclaim or recoupment. Each of the Borrower, the Administrative Agent, each Issuer party hereto and each Lender party hereto does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Amendment.

(b) From and after the Amendment No. 2 Effective Date, all references to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 8. Miscellaneous.

(a) Except as specifically modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b) Except as specifically provided by this Amendment, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent, Lender or Issuer under, the Credit Agreement or any of the other Loan Documents.

Section 9. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 11. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to its conflicts of laws provisions.

Section 12. Entire Agreement. THIS AMENDMENT AND THE CREDIT AGREEMENT AS AMENDED HEREBY, TOGETHER WITH ALL OF THE OTHER LOAN DOCUMENTS AND ALL CERTIFICATES AND DOCUMENTS DELIVERED HEREUNDER OR THEREUNDER, EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Vice President, Treasurer and Investor Relations

GUARANTORS:

INTERNATIONAL VESSELS LTD.
J. RAY MCDERMOTT (LUXEMBOURG), S.AR.L.
J. RAY MCDERMOTT (NIGERIA) LIMITED
J. RAY MCDERMOTT INVESTMENTS B.V.
MCDERMOTT HOLDINGS (U.K.) LIMITED
MCDERMOTT INTERNATIONAL B.V.
MCDERMOTT INTERNATIONAL MARINE INVESTMENTS N.V.
MC DERMOTT OVERSEAS INVESTMENT CO. N.V.
MCDERMOTT SERVICOS OFFSHORE DO BRASIL LTDA.
PT. BAJA WAHANA INDONESIA
SINGAPORE HUANGDAO PTE. LTD.
VARSY INTERNATIONAL N.V.

By:	/s/ Perry L. Elders
Name:	Perry L. Elders
Title:	Authorized Representative

Signature Page to Amendment No. 2

GUARANTORS:

CHARTERING COMPANY (SINGAPORE) PTE. LTD.
EASTERN MARINE SERVICES, INC.
GLOBAL ENERGY—MCDERMOTT LIMITED
HYDRO MARINE SERVICES, INC.
J. RAY HOLDINGS, INC.
J. RAY MCDERMOTT (AUST.) HOLDING PTY. LIMITED
J. RAY MCDERMOTT (CASPIAN), INC.
J. RAY MCDERMOTT (QINGDAO) PTE. LTD.
J. RAY MCDERMOTT CANADA HOLDING, LTD.
J. RAY MCDERMOTT CANADA, LTD.
J. RAY MCDERMOTT CONTRACTORS, INC.
J. RAY MCDERMOTT DE MEXICO, S.A. DE C.V.
J. RAY MCDERMOTT ENGINEERING SERVICES PRIVATE LIMITED
J. RAY MCDERMOTT FAR EAST INC.
J. RAY MCDERMOTT INTERNATIONAL VESSELS, LTD.
J. RAY MCDERMOTT INTERNATIONAL, INC.
J. RAY MCDERMOTT KAZAKHSTAN LIMITED LIABILITY PARTNERSHIP
J. RAY MCDERMOTT LOGISTIC SERVICES PVT. LIMITED
J. RAY MCDERMOTT SOLUTIONS, INC.
J. RAY MCDERMOTT TECHNOLOGY, INC.
J. RAY MCDERMOTT UNDERWATER SERVICES, INC.
J. RAY MCDERMOTT WEST AFRICA HOLDINGS, INC.

By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Treasurer

Signature Page to Amendment No. 2

GUARANTORS:

J. RAY MCDERMOTT WEST AFRICA, INC.
MALMAC SDN. BHD.
MCDERMOTT ASIA PACIFIC PTE. LTD.
MCDERMOTT AUSTRALIA PTY. LTD.
MCDERMOTT CASPIAN CONTRACTORS, INC.
MCDERMOTT EASTERN HEMISPHERE, LTD.
MCDERMOTT ENGINEERING, LLC
MCDERMOTT FAR EAST, INC.
MCDERMOTT GULF OPERATING COMPANY, INC.
MCDERMOTT INTERNATIONAL INVESTMENTS CO., INC.
MCDERMOTT INTERNATIONAL TRADING CO., INC.
MCDERMOTT INTERNATIONAL VESSELS, INC.
MCDERMOTT MARINE CONSTRUCTION LIMITED
MCDERMOTT MARINE MEXICO, S.A. DE C.V.
MCDERMOTT MIDDLE EAST, INC.
MCDERMOTT OFFSHORE SERVICES COMPANY, INC.
MCDERMOTT OLD JV OFFICE, INC.
MCDERMOTT OVERSEAS, INC.
MCDERMOTT SUBSEA ENGINEERING, INC.
MCDERMOTT TRADE CORPORATION
NORTH ATLANTIC VESSEL, INC.
OFFSHORE PIPELINES INTERNATIONAL, LTD.
OPI VESSELS, INC.
OPMI, LTD.
SABINE RIVER REALTY, INC.
SERVICIOS DE FABRICACION DE ALTAMIRA, S.A. DE C.V.
SERVICIOS PROFESIONALES DE ALTAMIRA, S.A. DE C.V.
SPARTEC, INC.

By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Treasurer

Signature Page to Amendment No. 2

GUARANTORS:

J. RAY MCDERMOTT HOLDINGS, LLC
J. RAY MCDERMOTT, S.A.
MCDERMOTT CAYMAN LTD.
MCDERMOTT INVESTMENTS, LLC
MCDERMOTT, INC.

By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Vice President, Treasurer

MCDERMOTT INTERNATIONAL MANAGEMENT, INC.

By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Vice President, Treasurer and Investor Relations

Signature Page to Amendment No. 2

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent, Collateral Agent, Lender and Issuer

By:	/s/ Michael D. Willis
Name:	Michael D. Willis
Title:	Managing Director

By:	/s/ Page Dillehunt
Name:	Page Dillehunt
Title:	Managing Director

Signature Page to Amendment No. 2

BANK OF AMERICA, N.A., as Lender and Issuer

By:	/s/ Arthur Ng
Name:	Arthur Ng
Title:	Vice President

Signature Page to Amendment No. 2

WELLS FARGO BANK, N.A., as Lender and Issuer

By:	/s/ J.C. Hernandez
Name:	J. C. Hernandez
Title:	Director

Signature Page to Amendment No. 2

BNP PARIBAS, as Lender and Issuer

By:	/s/ Jamie Dillon
Name:	Jamie Dillon
Title:	Managing Director

By:	/s/ Joseph Mack
Name:	Joseph Mack
Title:	Vice President

Signature Page to Amendment No. 2

COMPASS BANK, as Lender and Issuer

By:	/s/ Randall Morrison
Name:	Randall Morrison
Title:	Executive Director

Signature Page to Amendment No. 2

JPMORGAN CHASE BANK, N.A., as Lender and Issuer

By:	/s/ Stephanie Balette
Name:	Stephanie Balette
Title:	Authorized Officer

Signature Page to Amendment No. 2

CITIBANK, N.A., as Lender and Issuer

By:	/s/ Peter Kardos
Name:	Peter Kardos
Title:	Vice President

By:	/s/ Peter Kardos
Name:	Peter Kardos
Title:	Vice President

Signature Page to Amendment No. 2

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ John Frazell
Name:	John Frazell
Title:	Director

Signature Page to Amendment No. 2

NATIXIS, as Lender

By:	/s/ Kenyatta Gibbs
Name:	Kenyatta Gibbs
Title:	Director

By:	/s/ Carlos Quinteros
Name:	Carlos Quinteros
Title:	Managing Director

Signature Page to Amendment No. 2

DNB BANK ASA, GRAND CAYMAN BRANCH, as Lender

By:	/s/ Philip F. Kurpiewski
Name:	Philip F. Kurpiewski
Title:	Senior Vice President

By:	/s/ Evan Uhlick
Name:	Evan Uhlick
Title:	Vice President

Signature Page to Amendment No. 2

ABN AMRO BANK N.V., as Lender

By:	/s/ H. Veldman
Name:	H. Veldman
Title:

Signature Page to Amendment No. 2

HSBC BANK USA, N.A., as Lender

By:	/s/ Dale T. Wilson
Name:	Dale T. Wilson
Title:	Senior Vice President

By:	/s/ Sarah S. Knudsen
Name:	Sarah S. Knudsen
Title:	Vice President

Signature Page to Amendment No. 2

STANDARD CHARTERED BANK, as Lender

By:	/s/ Johanna Minaya
Name:	Johanna Minaya
Title:	Associate Director Capital Markets

By:	/s/ Robert K. Reddington
Name:	Robert K. Reddington
Title:	Credit Documentation Manager
Credit Documentation Unit,
WB Legal – Americas

Signature Page to Amendment No. 2

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Patrick Engel
Name:	Patrick Engel
Title:	Vice President

Signature Page to Amendment No. 2

WHITNEY BANK, as Lender

By:	/s/ Mark S. McCullough
Name:	Mark S. McCullough
Title:	Senior Vice President

Signature Page to Amendment No. 2

AMEGY BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Brad Ellis
Name:	Brad Ellis
Title:	SVP

Signature Page to Amendment No. 2

CAPITAL ONE, N.A., as Lender

By:	/s/ Don Backer
Name:	Don Backer
Title:	SVP

Signature Page to Amendment No. 2

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as Lender

By:	/s/ Robert Grillo
Name:	Robert Grillo
Title:	Director

Signature Page to Amendment No. 2

UBS AG, STAMFORD BRANCH, as Lender

By:	/s/ Lana Glfas
Name:	Lana Glfas
Title:	Director Banking Products Services, US

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director
Banking Products Services, US

Signature Page to Amendment No. 2